UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to §240.14a-12

STEWART & STEVENSON SERVICES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRESS RELEASE
For Immediate Release	Contact:	L. Scott Biar C.F.O.
Stewart & Stevenson Services, Inc.
713-868-7700

STEWART & STEVENSON SERVICES, INC. SETS RECORD DATE FOR SPECIAL MEETING OF SHAREHOLDERS

Houston, March 29, 2006 – Stewart & Stevenson Services, Inc. (NYSE:SVC) announced today that it has scheduled a special meeting of shareholders for Tuesday, May 9, 2006, at 10:00 a.m., Houston time, to consider and vote upon the previously announced merger with Armor Holdings, Inc. (NYSE:AH). The meeting will be held at Sheraton Houston Brookhollow Hotel, at 3000 North Loop West, Houston, Texas 77092. Shareholders of record at the close of business on April 5, 2006 will be entitled to notice of and to vote at the special meeting of shareholders.

About Stewart & Stevenson Services, Inc.

Stewart & Stevenson Services, Inc., founded in 1902, is primarily engaged in the design, manufacture and service of medium and light tactical vehicles for the U.S. Army and others worldwide. Stewart & Stevenson Services, Inc. is not affiliated with Stewart & Stevenson LLC. For more information on Stewart & Stevenson Services, Inc., visit http://www.ssss.com.

Forward Looking Statements

Certain matters discussed in this press release constitute forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. These statements may be identified through the use of words such as “anticipates,” “believes,” “plans,” “potentially,” “expects,” “intends,” “future,” and similar expressions. These risks and uncertainties are described in Stewart & Stevenson Services, Inc.’s filings with the SEC, including Stewart & Stevenson Services, Inc.’s Annual Report on Form 10-K for the fiscal year ended January 31, 2005, which are available at the SEC’s web site at www.sec.gov.

Additional Information and Where to Find It

In connection with the proposed transaction, Stewart & Stevenson has filed a preliminary proxy statement with the SEC and will file a definitive proxy statement with the SEC to be used to solicit shareholder approval of the proposed transaction, as well as other relevant documents concerning the proposed transaction. Stewart & Stevenson shareholders are urged to read the definitive proxy statement regarding the proposed transaction when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about

Stewart & Stevenson, the proposed transaction and related matters. The definitive proxy statement will be mailed to shareholders of Stewart & Stevenson. You will be able to obtain a free copy of the definitive proxy statement, as well as other filings containing information about Stewart & Stevenson with the SEC at the SEC’s website at www.sec.gov. Copies of the definitive proxy statement and the SEC filings that will be incorporated by reference in the definitive proxy statement can also be obtained, when available, without charge, by directing a request to Stewart & Stevenson Services, Inc., Investor Relations, P.O. Box 1637, Houston, Texas 77251 or at Stewart & Stevenson Services, Inc.’s Investor Relations page on its corporate website at www.ssss.com.